Exhibit 99.1
ICU Medical Announces First Quarter 2023 Results

SAN CLEMENTE, Calif., May 8, 2023 (GLOBE NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leader in the development, manufacture and sale of innovative medical products, today announced financial results for the quarter ended March 31, 2023.

First Quarter 2023 Results

First quarter 2023 revenue was $568.6 million, compared to $543.1 million in the same period last year. GAAP gross profit for the first quarter of 2023 was $192.0 million, as compared to $168.8 million in the same period last year. GAAP gross margin for the first quarter of 2023 was 34%, as compared to 31% in the same period last year. GAAP net loss for the first quarter of 2023 was $(9.8) million, or $(0.41) per diluted share, as compared to GAAP net loss of $(38.1) million, or $(1.61) per diluted share, for the first quarter of 2022. Adjusted diluted earnings per share for the first quarter of 2023 was $1.74 as compared to $1.82 for the first quarter of 2022. Also, adjusted EBITDA was $102.0 million for the first quarter of 2023 as compared to $84.9 million for the first quarter of 2022.

Adjusted EBITDA and adjusted diluted earnings per share are measures calculated and presented on the basis of methodologies other than in accordance with GAAP. Please refer to the Use of Non-GAAP Financial Information following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Vivek Jain, ICU Medical’s Chief Executive Officer, said, “First quarter results were generally in line with our expectations."

Revenues by product line for the three months ended March 31, 2023 and 2022 were as follows (in millions):

	Three months ended March 31,
Product Line	2023	2022	$ Change
Consumables	$236.1	$240.2	$(4.1)
Infusion Systems	161.7	138.2	23.5
Vital Care*	170.8	164.7	6.1
	$568.6	$543.1	$25.5
*Vital Care includes $12.7 million and $11.1 million of contract manufacturing to Pfizer for the three months ended March 31, 2023 and 2022, respectively.

Conference Call

The Company will host a conference call to discuss its first quarter 2023 financial results, today at 4:30 p.m. ET (1:30 p.m. PT). The call can be accessed at (877) 300-8521, conference ID 10177448. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on Event Calendar and clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

About ICU Medical

ICU Medical (Nasdaq:ICUI) is a global leader in infusion systems, infusion consumables and high-value critical care products used in hospital, alternate site and home care settings. Our team is focused on providing quality, innovation and value to our clinical customers worldwide. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical can be found at www.icumed.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the Company and assumptions management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements.

These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, decreased free cash flow, changes in product mix, increased competition from competitors, lack of growth or improving efficiencies, unexpected changes in the Company's arrangements with its largest customers, the impact from fluctuations in foreign currency exchange rates, the impact of inflation on raw materials, freight charges and labor, rising interest rates, the impact of the ongoing COVID-19 pandemic on the Company and our financial results and the Company's ability to meet expectations regarding integration of the Smiths Medical business. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Company's most recent Annual Report on Form 10-K and our subsequent filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2023	December 31, 2022
	(Unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$220,947	$208,784
Short-term investment securities	3,235	4,224
TOTAL CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENT SECURITIES	224,182	213,008
Accounts receivable, net of allowance for doubtful accounts	139,459	221,719
Inventories	747,965	696,009
Prepaid income taxes	14,294	15,528
Prepaid expenses and other current assets	87,125	88,932
TOTAL CURRENT ASSETS	1,213,025	1,235,196
PROPERTY, PLANT AND EQUIPMENT, net	624,112	636,113
OPERATING LEASE RIGHT-OF-USE ASSETS	79,736	74,864
LONG-TERM INVESTMENT SECURITIES	—	516
GOODWILL	1,462,726	1,449,258
INTANGIBLE ASSETS, net	957,682	982,766
DEFERRED INCOME TAXES	31,466	31,466
OTHER ASSETS	101,885	105,462
TOTAL ASSETS	$4,470,632	$4,515,641
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$186,420	$215,902
Accrued liabilities	235,167	242,769
Current portion of long-term obligations	35,063	29,688
Income tax payable	5,527	6,200
TOTAL CURRENT LIABILITIES	462,177	494,559
CONTINGENT EARN-OUT LIABILITY	24,905	25,572
LONG-TERM OBLIGATIONS	1,612,196	1,623,675
OTHER LONG-TERM LIABILITIES	114,227	114,104
DEFERRED INCOME TAXES	114,594	126,007
INCOME TAX LIABILITY	42,134	41,796
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $1.00 par value; Authorized — 500 shares; Issued and outstanding — none	—	—
Common stock, $0.10 par value; Authorized — 80,000 shares; Issued —24,114 and 23,995 shares at March 31, 2023 and December 31, 2022, respectively, and outstanding — 24,064 and 23,993 shares at March 31, 2023 and December 31, 2022, respectively	2,411	2,399
Additional paid-in capital	1,339,908	1,331,249
Treasury stock, at cost	(8,006)	(243)
Retained earnings	827,689	837,501
Accumulated other comprehensive loss	(61,603)	(80,978)
TOTAL STOCKHOLDERS' EQUITY	2,100,399	2,089,928
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,470,632	$4,515,641
______________________________________________________
(1) December 31, 2022 balances were derived from audited consolidated financial statements.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three months ended March 31,
	2023	2022
TOTAL REVENUES	$568,649	$543,122
COST OF GOODS SOLD	376,608	374,295
GROSS PROFIT	192,041	168,827
OPERATING EXPENSES:
Selling, general and administrative	152,572	153,212
Research and development	19,761	23,871
Restructuring, strategic transaction and integration	11,013	33,905
Change in fair value of contingent earn-out	(700)	—
TOTAL OPERATING EXPENSES	182,646	210,988
INCOME (LOSS) FROM OPERATIONS	9,395	(42,161)
INTEREST EXPENSE, net	(22,515)	(13,055)
OTHER (EXPENSE) INCOME, net	(269)	415
LOSS BEFORE INCOME TAXES	(13,389)	(54,801)
BENEFIT FOR INCOME TAXES	3,577	16,733
NET LOSS	$(9,812)	$(38,068)
NET LOSS PER SHARE
Basic	$(0.41)	$(1.61)
Diluted	$(0.41)	$(1.61)
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	24,014	23,646
Diluted	24,014	23,646

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Three months ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,812)	$(38,068)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	55,744	53,138
Amortization of inventory step-up	—	14,370
Noncash lease expense	5,656	5,286
Provision for doubtful accounts	666	(548)
Provision for warranty, returns and field action	3,951	726
Stock compensation	9,158	12,092
Loss on disposal of property, plant and equipment and other assets	367	596
Bond premium amortization	5	130
Debt issuance costs amortization	1,701	1,643
Change in fair value of contingent earn-out	(700)	—
Usage of spare parts	4,384	2,223
Other	(40)	(1,649)
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	82,028	22,489
Inventories	(49,370)	(36,170)
Prepaid expenses and other current assets	1,907	2,607
Other assets	(6,448)	(14,371)
Accounts payable	(27,525)	19,504
Accrued liabilities	(21,099)	(19,238)
Income taxes, including excess tax benefits and deferred income taxes	(9,328)	(26,102)
Net cash provided by (used in) operating activities	41,245	(1,342)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(14,205)	(23,606)
Proceeds from sale of assets	54	900
Business acquisitions, net of cash acquired	—	(1,844,164)
Intangible asset additions	(2,532)	(2,387)
Purchases of investment securities	—	(1,993)
Proceeds from sale and maturities of investment securities	1,500	3,500
Net cash used in investing activities	(15,183)	(1,867,750)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt, net of lender debt issuance costs	—	1,672,698
Principal repayments of long-term debt	(7,375)	(16,000)
Payment of third-party debt issuance costs	—	(1,852)
Proceeds from exercise of stock options	171	2,974
Payments on finance leases	(208)	(160)
Tax withholding payments related to net share settlement of equity awards	(8,425)	(8,743)
Net cash (used in) provided by financing activities	(15,837)	1,648,917
Effect of exchange rate changes on cash	1,938	(3,224)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	12,163	(223,399)
CASH AND CASH EQUIVALENTS, beginning of period	208,784	552,827
CASH AND CASH EQUIVALENTS, end of period	$220,947	$329,428

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are material limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies, including peer companies. Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. We use non-GAAP financial measures in addition to and in conjunction with GAAP financial measures to analyze and assess the overall performance of our business, in making financial, operating and planning decisions, and in determining executive incentive compensation.

The non-GAAP financial measures include adjusted EBITDA, adjusted revenue, adjusted gross profit, adjusted selling, general and administrative, adjusted research and development, adjusted restructuring, strategic transaction and integration, adjusted change in fair value of contingent earn-out, adjusted income from operations, adjusted (loss) income before income taxes, adjusted benefit (provision) for income taxes, adjusted net (loss) income and adjusted diluted (loss) earnings per share, all of which exclude special items because they are highly variable or unusual and impact year-over-year comparisons.

For the three months ended March 31, 2023 and 2022, special items include the following:

Stock compensation expense: Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. The value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. The value of our restricted stock awards is determined using the grant date stock price, which may not be indicative of our operational performance over the expense period. Additionally, in order to establish the fair value of performance-based stock awards, which are currently an element of our ongoing stock-based compensation, we are required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Based on the above factors, we believe it is useful to exclude stock-based compensation in order to better understand our operating performance.

Intangible asset amortization expense: We do not acquire businesses or capitalize certain patent costs on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition. Capitalized patent costs can vary significantly based on our current level of development activities. We believe that excluding amortization of intangible assets provides the users of our financial statements with a consistent basis for comparison across accounting periods.

Restructuring, strategic transaction and integration: We incur restructuring and strategic transaction charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our ongoing operations with prior and future periods.

Change in fair value of contingent earn-out: We exclude the impact of certain amounts recorded in connection with business combinations. We exclude items that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing.

Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value: The inventory step-up represents the expense recognition of fair value adjustments in excess of the historical cost basis of inventory obtained through acquisition, these charges are outside of our normal operations and are excluded.

Quality system and product-related remediation: We exclude certain quality system product-related remediation charges in determining our non-GAAP financial measures as they may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Disposition/write-off of certain assets: Occasionally, we may sell/write-off certain assets. We exclude the non-cash gain/loss on the disposition/write-off of these assets in determining our non-GAAP financial measures as they may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management.

In addition to the above special items, Adjusted EBITDA additionally excludes the following items from net income:

Depreciation expense: We exclude depreciation expense in deriving adjusted EBITDA because companies utilize productive assets of different ages and the depreciable lives can vary significantly resulting in considerable variability in depreciation expense among companies.

Interest, net: We exclude interest in deriving adjusted EBITDA as interest can vary significantly among companies depending on a company's level of income generating instruments and/or level of debt.

Taxes: We exclude taxes in deriving adjusted EBITDA as taxes are deemed to be non-core to the business and may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

We also present Free cash flow as a non-GAAP financial measure as management believes that this is an important measure for use in evaluating overall company financial performance as it measures our ability to generate additional cash flow from business operations. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance or net cash (used in) provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

The following tables reconcile our GAAP and non-GAAP financial measures:

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands, except per share data)

	Adjusted EBITDA
	Three months ended March 31,
	2023	2022
GAAP net loss	$(9,812)	$(38,068)

Non-GAAP adjustments:
Interest, net	22,515	13,055
Stock compensation expense	9,158	12,092
Depreciation and amortization expense	55,744	53,138
Restructuring, strategic transaction and integration	11,013	33,905
Change in fair value of contingent earn-out	(700)	—
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair value	—	14,370
Quality system and product-related charges	17,090	13,184
Loss on write-off of assets	550	—
Benefit for income taxes	(3,577)	(16,733)
Total non-GAAP adjustments	111,793	123,011

Adjusted EBITDA	$101,981	$84,943

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands, except percentages and per share)

The company’s U.S. GAAP results for the three months ended March 31, 2023 included special items which impacted the U.S. GAAP measures as follows:

	Total revenues	Gross profit	Selling, general and administrative	Research and development	Restructuring, strategic transaction and integration	Change in fair value of contingent earn-out	Income from operations	(Loss) income before income taxes	Benefit (provision) for income taxes	Net (loss) income	Diluted (loss) earnings per share
Reported (GAAP)	$568,649	$192,041	$152,572	$19,761	$11,013	$(700)	$9,395	$(13,389)	$3,577	$(9,812)	$(0.41)
Reported percent of total revenues (or percent of (loss) income before income taxes for benefit (provision) for income taxes)		34%	27%	3%	2%	—%	2%	(2)%	26.7%	(2)%
Contract manufacturing	(12,703)	—	—	—	—	—	—	—	—	—
Stock compensation expense	—	1,444	(7,362)	(352)	—	—	9,158	9,158	(2,198)	6,960	0.29
Amortization expense	—	—	(32,299)	—	—	—	32,299	32,299	(7,913)	24,386	1.01
Restructuring, strategic transaction and integration	—	—	—	—	(11,013)	—	11,013	11,013	(2,654)	8,359	0.34
Change in fair value of contingent earn-out	—	—	—	—	—	700	(700)	(700)	—	(700)	(0.03)
Quality system and product-related remediation	—	17,090	—	—	—	—	17,090	17,090	(4,204)	12,886	0.53
Loss on write-off of assets	—	550	—	—	—	—	550	550	(136)	414	0.01
Adjusted (Non-GAAP)	$555,946	$211,125	$112,911	$19,409	$—	$—	$78,805	$56,021	$(13,528)	$42,493	$1.74
Adjusted percent of total revenues (or percent of (loss) income before income taxes for benefit (provision) for income taxes)		38%	20%	3%	—%	—%	14%	10%	24.1%	8%

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)(continued)
(In thousands, except percentages and per share)

The company’s U.S. GAAP results for the three months ended March 31, 2022 included special items which impacted the U.S. GAAP measures as follows:

	Total revenues	Gross profit	Selling, general and administrative	Research and development	Restructuring, strategic transaction and integration	(Loss) income from operations	(Loss) income before income taxes	Benefit (provision) for income taxes	Net (loss) income	Diluted earnings per share
Reported (GAAP)	$543,122	$168,827	$153,212	$23,871	$33,905	$(42,161)	$(54,801)	$16,733	$(38,068)	$(1.61)
Reported percent of total revenues (or percent of income before income taxes for benefit provision for income taxes)		31%	28%	4%	6%	(8)%	(10)%	30.5%	(7)%
Contract manufacturing	(11,067)	—	—	—	—	—	—	—	—
Stock compensation expense	—	1,040	(10,733)	(319)	—	12,092	12,092	(2,902)	9,190	0.38
Amortization expense	—	724	(30,967)	—	—	31,691	31,691	(7,193)	24,498	1.01
Restructuring, strategic transaction and integration	—	—	—	—	(33,905)	33,905	33,905	(6,678)	27,227	1.13
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair value	—	14,370	—	—	—	14,370	14,370	(3,420)	10,950	0.46
Quality system and product-related remediation	—	13,184	—	—	—	13,184	13,184	(3,255)	9,929	0.42
Earnings per share impact on net loss due to basic versus diluted weighted average shares	—	—	—	—	—	—	—	—	—	0.03
Adjusted (Non-GAAP)	$532,055	$198,145	$111,512	$23,552	$—	$63,081	$50,441	$(6,715)	$43,726	$1.82
Adjusted percent of total revenues (or percent of income before income taxes for provision for income taxes)		37%	21%	4%	—%	12%	9%	13.3%	8%

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow (Unaudited)
(In thousands)

	Three months ended March 31
	2023	2022
Net cash provided by (used in) operating activities	$41,245	(1,342)
Purchase of property, plant and equipment	(14,205)	(23,606)
Proceeds from sale of assets	54	900
Free cash flow	$27,094	$(24,048)

CONTACT:
ICU Medical, Inc.
Brian Bonnell, Chief Financial Officer
(949) 366-2183
ICR, Inc.
John Mills, Partner
(646) 277-1254